CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Wells Fargo Master Trust

We consent to the use of our report dated April 28, 2020, with respect to the financial statements of Wells Fargo Bloomberg Barclays US Aggregate ex-Corporate Portfolio, Wells Fargo Emerging Markets Bond Portfolio, Wells Fargo Factor Enhanced Emerging Markets Portfolio, Wells Fargo Factor Enhanced International Portfolio, Wells Fargo Factor Enhanced Large Cap Portfolio, Wells Fargo Factor Enhanced Small Cap Portfolio, Wells Fargo High Yield Corporate Bond Portfolio, Wells Fargo International Government Bond Portfolio, Wells Fargo Investment Grade Corporate Bond Portfolio, Wells Fargo Strategic Retirement Bond Portfolio, and Wells Fargo U.S. REIT Portfolio, eleven of the portfolios comprising Wells Fargo Master Trust, as of February 29, 2020, incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

June 26, 2020